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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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         Date of Report (Date of earliest event reported): APRIL 2, 1998



                           IBIS TECHNOLOGY CORPORATION
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             (Exact name of registrant as specified in its charter)



MASSACHUSETTS                       0-23150                      04-2987600
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(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


 32 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS              01923
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 (Address of principal executive offices)             (Zip Code)


 Registrant's telephone number, including area code: (978) 777-4247




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ITEM 5. OTHER EVENTS.

  On April 2, 1998, the Registrant publicly disseminated a press release announcing that Dr. Julian G. Blake has joined the Registrant as Director of Technology. Dr. Blake has had an extensive career in ion implanter development and advanced physics. During his 15 year tenure at Eaton Corporation, Dr. Blake was Technical Director at the Eaton Flat Panel Division and Chief Scientist at the Semiconductor Equipment Operations. In addition, Dr. Blake managed the engineering and applications departments at Eaton. He also served as Principal Investigator for a $2,000,000 Air Force contract researching SIMOX SOI technology and directed a low energy SIMOX development program. Dr. Blake has served on the National Science Foundation Site Visit Committee (NCSU) and the National Research Council (NAMAB), and holds seven U.S. patents. Prior to joining Eaton Corporation, Dr. Blake worked for Exxon Solar Power Corporation where he was responsible for the development of new solar cell manufacturing processes. Dr. Blake received his Ph.D. in Applied Physics from Harvard University in 1973 and then spent eight years with Harvard in various capacities ranging from Physics lecturer to Director of the Gordon McKay Laboratory. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibit.

  99.1    The Registrant's Press Release dated April 2, 1998.



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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              IBIS TECHNOLOGY CORPORATION
                                              (Registrant)



Date: April 3, 1998                           /s/ Debra L. Nelson
                                              --------------------------------
                                              Debra L. Nelson, Chief Financial
                                                Officer



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                                  EXHIBIT INDEX

Exhibit                                                   Sequential
Number         Description                                Page Number
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99.1           The Registrant's Press Release                 5
               dated April 2, 1998













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